Exhibit 99.3

Yuengling’s Ice Cream Corporation, ReachOut Technology Corp. and RedGear LLC

PRO FORMA FINANCIAL STATEMENTS

(Unaudited)

Yuengling’s Ice Cream Corporation, ReachOut Technology Corp. and RedGear LLC

PRO FORMA FINANCIAL STATEMENTS

Pro-forma Combined Balance Sheets

	10/31/23	December 31, 2023
	YCRM	ReachOut Technology Corp.	RedGear	Combined
Assets
Current assets
Cash	$-	$-	$336,524	$336,524
Accounts receivable	20	16,081	223,747	239,848
Loan to related party	-	-	126,738	126,738
Due from RedGear LLC (see note 1)	-	14,924	-	-
Inventory	-	-	552,886	552,886
Prepaid expenses and other assets	-	143,329	-	143,329
Total current assets	20	174,334	1,239,895	1,399,325

Non-Current Assets
Property, plant and equipment, net of depreciation	-	99,065	441,698	540,763
Deposits	-	-	8,618	8,618
Investment, RedGear (see note 1)		3,025,249	-	-
Goodwill	-	5,363,173	2,510,029	7,873,202
Right of use asset	-	54,188	464,780	518,968
Total non-current Assets		8,541,675	3,425,125	8,941,551

Total Assets	$20	$8,716,009	$4,665,020	$10,340,876

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$217,192	$122,617	$577,124	$781,014
Accrued expenses	144,759	547,411	61,478	348,609
Due to ReachOut Technology, Corp. (see note 1)	-	-	14,924	-
Compensation payable	-	137,500	-	137,500
Due to related parties (see note 2)	32,410	1,996,765	40,000	2,069,175
Notes and loans payable	184,296	-	-	184,296
Due to financial institutions – loans and lines of credit (see note 3)	489,439	1,020,109	-	1,509,548
Vehicle and equipment loans	-	-	436,799	436,799
Lease liabilities, current	-	46,453	124,862	171,315
Universal life insurance, sellers	-	450,000	-	450,000
Seller notes and loans payable, related parties (see note 4)	-	1,782,217	-	1,782,217
Term note payable related party, net of premiums (see note 4)	-	1,175,000	-	1,175,000
SBA loans payable	589,092	-	423,300	1,012,392
	1,657,188	7,278,072	1,678,487	10,598,823

Non-current liabilities:
Lease liabilities, non-current	-	7,737	339,868	347,605
Universal life insurance, non-current	-	2,250,000	-	2,250,000
Seller notes and loans payable, related parties, non-current (see note 4)	-	192,932	-	192,932
Total non-current liabilities	-	2,450,669	339,868	2,7990,537

Total Liabilities	1,657,188	9,728,741	2,018,355	13,389,360

Temporary Equity, preferred stock payable	357,022	-	-	357,022

Stockholders’ deficit:
Common stock to be issued	-	496,214	-	496,214
Preferred Series A Shares, $0.001 par value	48	-	-	48
Preferred Series B Shares	-	-	-	-
Common stock, par value	332,489	2,492	-	332,489
Additional paid in capital	2,109,429	2,564,027	2,333,438	3,389,360
Accumulated deficit	(4,456,156)	(4,075,465)	313,227	(8,218,394)
Total stockholders’ equity / (deficit)	(2,014,190)	(1,012,732)	2,646,665	(3,048,484)
Total Liabilities and Stockholders’ equity / (deficit)	$20	$8,716,009	$6,665,020	$10,340,876

The accompanying notes are an integral part of these combined financial statements

Yuengling’s Ice Cream Corporation, ReachOut Technology Corp. and RedGear LLC

PRO FORMA FINANCIAL STATEMENTS

Pro-forma combined statements of operations

Twelve Month Period

	YCRM	ReachOut Technology Corp.	RedGear LLC	Combined
	Fiscal Year Ended October 31, 2023	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2023
Revenues	$20	$2,750,642	$4,634,085	7,384,747

Cost of revenues	56,211	1,581,653	1,576,664	3,214,528

Gross profit	(56,191)	1,168,989	3,057,421	4,170,219

Operating expenses:
Compensation and consultants	7,000	935,123	1,680,770	2,622,893
Professional expenses	79,522	406,883	53,425	539,830
General and administrative	23,200	658,267	1,087,702	1,769,169
Total expenses	109,722	2,000,273	2,821,897	4,931,892

Income (loss) from operations	(165,913)	(831,284)	235,524	(761,673)

Other income (expenses):
Gain on debt extinguishment	78,683	-	-	78,683
Derivative Expense and change in fair market value	60,833	-	-	60,833
Loss on issuance of convertible debt	(38,477)	-	-	(38,477)
Gain on debt conversion	7,608	-	-	7,608
Impairment loss	(30,300)	-	-	(30,300)
Interest expense	(336,465)	(144,444)	(45,270)	(526,179)
	(258,118)	(144,444)	(45,270)	(447,832)

Income (loss) before federal income taxes	(424,031)	(975,728)	190,254	(1,209,505)

Federal income tax provision	-	-	-	-

Net income (loss)	$(424,031)	$(975,728)	$190,254	(1,209,505)

Loss per share, basic and diluted	$(.00)	$(.06)	$ N/A	(.00)

Weighted average shares outstanding	359,537,890	15,283,590	N/A	359,537,890

The accompanying notes are an integral part of these combined financial statements

YUENGLING’S ICE CREAM CORPORATION, REACHOUT TECHNOLOGY CORP. AND REDGEAR LLC

Notes to Unaudited Pro Forma Combined Balance Sheets and Statements of Operations

ORGANIZATION AND BUSINESS

Yuengling’s Ice Cream Corporation

Yuengling’s Ice Cream Corporation, (f/k/a Aureus, Inc.) (“Yuengling’s,” “YCRM,” or the “Company”) was incorporated in Nevada on April 19, 2013, under the name “Aureus Incorporated.” The Company was initially organized to develop and explore mineral properties in the state of Nevada. Effective December 15, 2017, the name was changed to “Hohme, Inc.,” and, effective February 7, 2019, the name was changed to “Aureus, Inc.” and on September 14, 2021, the Company changed their name to Yuengling’s Ice Cream Corporation. The Company is currently active in the state of Nevada.

The Company has been a food brand development company with the intention to build and represent popular food concepts throughout the United States and international markets. Management is highly experienced at business integration and re-branding.

The Company formerly operated as two lines of business. Through its wholly owned subsidiary, YIC Acquisitions Corp. (“YICA”), the Company acquired the assets of Yuengling’s Ice Cream in June 2019. YICA produces and sells high-quality ice cream without artificial colors, flavoring, or preservatives and no added hormones. In September 2020, the Company entered into the micro market segment and launched the second business line, Aureus Micro Markets (“AMM”). Closely tied to the vending machine industry, Micro Markets look and feel like modern convenience stores while functioning with the ease and efficiency of vending foodservice and refreshment services.

During the year ended October 31, 2022, the Company developed a reorganization plan to explore taking the ice cream business private to better allow the brand to advance. The Company has agreed to assign the ice cream assets to Mid Penn Bank in return for the cancellation of the bank debt. The agreement with Mid Penn Bank was executed in January 2024. The AMM business has also been shuttered.

Reverse Merger/Acquisition of ReachOut Technology Corp.

On November 9, 2023, the Yuengling’s Ice Cream Corporation closed the Share Exchange and Control Block Transfer Agreements with ReachOut Technology Corp. (“ReachOut”) whereby 100% of the membership interests of ReachOut were exchanged for Series C Preferred Stock which is convertible into 87.5% of the total issued and outstanding shares of common stock of the Company (fully diluted basis) as determined at the consummation of the acquisition.

The Share Exchange is intended to constitute a reorganization with the meaning of Section 368 of the Internal Revenue Code of 1986 (as amended).

As a result of the transaction, ReachOut became a subsidiary of the Company.

The Company evaluated the substance of the merger transaction and found it met the criteria for the accounting and reporting treatment of a reverse acquisition under ASC 805 (Business Combinations)-40-45 (Reverse Acquisition and Other Presentation Matters) and accordingly will consolidate the operations of ReachOut and the Company and the financial condition from the closing date of the transaction. The historic results of operations will reflect those of ReachOut. As such, ReachOut is treated as the acquirer while the Company is treated as the acquired entity for accounting and financial reporting purposes.

Under reverse merger accounting, the comparative historical financial statements of the Company, as the legal acquirer, are those of the accounting acquirer, ReachOut, the Company’s financial statements prior to the closing of the reverse acquisition; reflect only the business of ReachOut and its subsidiaries.

Under the terms of the Control Block Transfer Agreement, Everett Dickson (former CEO) is to sell all his remaining Series A Preferred Stock to Richard Jordan (new CEO) for $140,000.

Following the closing of the agreements, Robert Bohorad and Everett Dickson resigned their positions as CEO and Chairman of the Board of Directors, respectively and Richard Jordan was appointed to those positions.

The Company has authorized 8,750,000 Series C Preferred Shares of Stock, effective December 13, 2023. The shares have a stated value of $3.00 per share, earns a 2% dividend on the stated value, which is cumulative and payable solely upon redemption. The stock has voting rights equal to the number of common shares into which the preferred shares may be converted. At any time following 180 days from the date of issuance the preferred stock in aggregate can be converted into 87.5% of the outstanding common stock for a period of twenty-four months from the date of issuance of the Series C Preferred Stock.

The Company is obligated under the terms of the Share Exchange Agreement to issue 8,750,000 shares of Series C Preferred Stock to the owners of ReachOut. in exchange for 100% of the shares of ReachOut upon closing the aforementioned acquisition.

The Company has authorized 1,250,000 Series D Preferred Shares of Stock, effective December 13, 2023. The shares have a stated value of $1.00 per share, earns a 2% dividend on the stated value, which is cumulative and payable solely upon redemption. The stock has voting rights equal to the number of common shares into which the preferred shares may be converted. At any time following 180 days from the date of issuance the preferred stock in aggregate can be converted into 12.5% of the outstanding common stock for a period of twenty-four months from the date of issuance of the Series D Preferred Stock.

The Company is obligated under the terms of the Security Purchase Agreement to issue 1,000,000 shares of Series D Preferred Stock along with warrants having an exercise price of $0.0003 and a term of seven years for the issuance of 142,424,186 shares of common stock as inducement to lend an aggregate principal amount of $470,000 upon closing the acquisition.

The Company is obligated under the terms of the Security Purchase Agreement to issue 250,000 shares of Series D Preferred Stock to Everett Dickson as consideration for surrendering 4,525,000, shares of Series A Preferred Stock.

The Company’s wholly owned subsidiary (ReachOut) acquired the operations, assets and liabilities of Innovative Network Designs, LLC during the year ended December 31, 2022. ReachOut recognized goodwill of $5,363,173. During the year ended December 31, 2023, ReachOut acquired the membership interest in RedGear LLC for cash of $1,249,248 and a promissory note for $1,314,787. The RedGear acquisition included recognition of $2,510,029 of goodwill. ReachOut follows ASC 350 20 – Goodwill. As such the goodwill asset is compared to its fair value at least annually.

ReachOut Technology Corp.

Reachout Technology, Corp. (“ReachOut”) is a corporation formed on February 13, 2020 under the laws of the State of Delaware. ReachOut provides cybersecurity and IT management solutions to businesses to protect their complete operating landscape and data secrets. ReachOut is headquartered in Chicago, Illinois.

From formation until the acquisition of Innovative Design Networks, LLC (“IND”) on September 2, 2022, ReachOut had no principal operations or revenue. ReachOut’s activities during this period primarily consisted of formation activities, acquisition research and preparations to raise capital.

Having acquired IND as wholly owned subsidiary on September 2, 2022, planned operations have commenced. IND is a New Jersey limited liability company and ReachOut acquired 100% of the member’s interest of IND in exchange for cash, notes payable, commitment to purchase universal life insurance policies for the principals and 500,000 restricted shares of ReachOut’s common stock. The transactions were deemed to be a business combinations and applied acquisition accounting under ASC 805.

Innovative Network Designs LLC - New Jersey

IND Corporation (“IND”) provides information technology services. IND offers cybersecurity, risk assessment, network security, cloud performance, remote management, migration support, and monitoring solutions for businesses, as well as provides consulting and maintenance services. IND serves clients in the States of New York, New Jersey, and Pennsylvania. IND can either manage and support a client’s entire technology infrastructure, or compliment to the existing internal IT personnel. IND’s unique service model is designed to reduce client costs, increase client profits and mitigate client’s business risks.

ReachOut Corp. Acquisition - Red Gear LLC

The ReachOut entered into a Membership Interest Purchase Agreement on September 29, 2023 with RedGear, LLC, a Texas limited liability company and acquired 100% of the members’ interest of RedGear, LLC, in exchange for cash, a note payable and the assumption of certain liabilities of RedGear, LLC. The transaction was deemed to be a business combination and applied acquisition accounting under ASC 805. Upon closing (September 29, 2023) the total value of the consideration given for the purchase was $3,025,249 The purchase price was allocated to net tangible assets of $54,006 with the balance of $2,510,0291 allocated to goodwill, which is not amortized to expense. ReachOut hired an independent accounting firm to validate the Adjusted EBITDA (as defined in the closing documents). The results of the validation may result in a purchase price adjustment.

RedGear LLC - Texas

RedGear LLC (“RedGear”) provides professional technology services, structured cabling, equipment, and consulting in the Southwest US region. RedGear’s entire culture is built around supporting business infrastructures, while building relationships and delivering an exceptional customer service experience and always keeping customers’ best interest a top priority. RedGear has built its success by reputation, quality of work, professionalism, and always being there for clients every step of the way whenever needed. RedGear’s services, certifications, experience, and expertise cover the entire spectrum of Information Technology that no other regional technology service provider can match.

These are pre-acquisition descriptions. Post-acquisition, ReachOut Technology Corp. will re-brand its subsidiaries to ReachOut, add any unique revenue streams to ReachOut’s portfolio and standardize program offerrings.

Basis of Presentation

The preceding unaudited pro forma combined financial statements of Yuengling’s Ice Cream Corporation, (“YCRM or the Company”) and ReachOut Technology Corp. and its wholly owned subsidiaries ReachOut IND and RedGear LLC are provided to assist in the analysis of the financial aspects of the Consolidated Entities prepared on a non-generally accepted accounting principles basis.

The unaudited pro forma combined condensed balance sheets are based on YCRM financial statements filed with the SEC for the year ended October 31, 2023 and the unaudited financial statements balance sheet of ReachOut and its subsidiaries is based on the financial statements used in developing the December 31, 2023 consolidated financial statements.

Intercompany transactions between the combined entities are eliminated with the exception of a loan for $436,000 from YRCM to ReachOut that occurred after the fiscal year end of YCRM (October 31, 2023), but before the fiscal year end of ReachOut (December 31, 2023).

The unaudited pro forma combined condensed statements of operations are based on YCRM financial statements as filed with the SEC for the year ended October 31, 2023 and the unaudited financial statements of ReachOut and its subsidiary (IND) is based on the financial statements used in developing the December 31, 2023 consolidated financial statements. The RedGear LLC’s pro forma statement of operations is based on its full year or operations, whereas the consolidated financial statements of ReachOut will only include the results from the date of acquisition, September 29, to December 31, 2023. RedGear LLC earned $190,254 for the year ended December 31, 2023, whereas it earned approximately $95,000 during the period September 29, to December 31, 2023.

Key Line Items

Note 1 – In combination investment in RedGear on the books of ReachOut. is eliminated against the additional paid in capital and retained earnings on the books of RedGear as would be done in a consolidation. Additionally, $14,924 (Due from RedGear) on the books of ReachOut is eliminated against Due to ReachOut. on the books of RedGear LLC as would be done in consolidation.

Note 2 – Amounts due to related parties are largely informal sources of funding for each of the companies. Amounts due to Related Parties of $2,069,175, include $436,000 on the books of ReachOut as Due to YCRM which is not eliminated because the timing of the respective fiscal year ends as presented on the balance sheets. The advance to ReachOut by YCRM occurred after he closing of YCRM’s year end. Also included are: $32,410 in two notes on the books of YCRM to former officers, on the books of ReachOut are $132,225 due to the current CEO, $1,428,540 due to a company controlled by the current CEO and $40,000 due to a former owner of RedGear. The table below presents the respective amounts due as described herein:

Liability Description	YCRM	ReachOut IT Corp.	RedGear LLC	Total
Officer Compensation	15,000			15,000
Promissory Note	17,410			17,410
Due to Officer		132,225		132,225
Due to Related Party (entity controlled by CEO)		1,428,540		1,428,540
Due to YCRM		436,000		436,000
Line of Credit (officer of RedGear)			40,000	40,000
Total	32,410	1,996,765	40,000	2,069,175

Note 3 – $1,509,548, due to financial institutions include advances under a line of credit on the books of YCRM ($489,439) funded by Mid Penn Bank; and on the books of ReachOut are: a loan from FORA with a current balance of $906,500, a second line of credit $89,743 and a bank overdraft of $23,866.

Note 4 – On the books of ReachOut there are obligations which arose from purchasing IND and RedGear, universal life insurance for the sellers of IND totaling $2,700,000 of which $450,000 is current, a promissory note with a current balance of $660,362, of which $192,932 is current a note payable of $1,175,000. Also, on books of ReachOut. is a promissory note payable to the former owners of RedGear, for $1,314,787.

Membership Interest Purchase Agreements ReachOut Technology Corp.

Acquisition - Innovative Network Designs, LLC

ReachOut entered into a Membership Interest Purchase Agreement on August 1, 2022 with Innovative Network Designs, LLC, a New Jersey limited liability company and acquired 100% of the member’s interest of Innovative Network Designs, LLC, in exchange for cash, notes payable, commitment to purchase universal life insurance policies for the two principals and 500,000 restricted shares of ReachOut’s common stock. The transaction was deemed to be a business combination and applied acquisition accounting under ASC 805. Upon closing (September 2, 2022) the total value of the consideration given for the purchase was $6,018,193. Included in the purchase consideration: is the commitment to pay universal life insurance policies for a total cash value of $3,150,000 over seven years ($382,500 annually), which ReachOut anticipates will be financed by a third party; a term promissory note (24 months with a ballon payment at maturity); a promissory note secured by a second priority lien on all ReachOut’s membership interests and other defined assets (amortizable); and 500,000 shares of ReachOut’s common stock, valued at $1.00 per share (the offering price of ReachOut’s regulation A offering documents). The purchase price was allocated to net tangible assets of $655,020 with the balance of $5,363,173 allocated to goodwill, which is not amortized to expense (see note 5). The assets and liabilities (with the exception of the lease related items) are short term and therefore book value approximates the fair value. Management believes that there is significant value in the customer list and the trade name, but has not done separate valuation analysis. An impairment analysis will consider each potential sub component (customer list, workforce in place etc.) of the Goodwill recorded in accordance with the relevant accounting standards at least annually and more frequently should there be any financial or economic issues suggesting an impairment.

Assets Acquired and Liabilities Assumed

Assets Acquired	Fair Value
Cash	$613,077
Accounts Receivable	217,816
Prepaid Expenses	62,706
Right of Use Asset	109,456
Total Assets	$1,003,055

Liabilities Assumed
Accounts Payable	$49,936
Accrued Expenses	118,521
Sales Tax Payable	70,122
Lease Liabilities	109,457
Total Liabilities	$348,036

Consideration Value
Cash	$325,000
Convertible Note	1,175,000
Universal Life Insurance Commitment	3,150,000
Promissory Note	868,193
Common Stock	500,000
Total Purchase Price	6,018,193
Less, net asset value	655,020
Value of intangible assets	$5,363,173

Acquisition - Red Gear LLC

ReachOut entered into a Membership Interest Purchase Agreement on September 29, 2023 with RedGear, LLC, a Texas limited liability company and acquired 100% of the member’s interest of RedGear, LLC, in exchange for cash, a note payable and the assumption of certain liabilities of RedGear, LLC. The transaction was deemed to be a business combination and ReachOut applied acquisition accounting under ASC 805. Upon closing (September 29, 2023) the total value of the consideration given for the purchase was $2,564,035 The purchase price was allocated to net tangible assets of $54,006 with the balance of $2,510,029 allocated to goodwill, which is not amortized to expense. ReachOut hired an independent accounting firm to validate the Adjusted EBITDA (as defined in the closing documents). The results of the validation may result in a purchase price adjustment. The fair value of certain assets and liabilities may result in an adjustment to the carrying value of the investment in RedGear, LLC. Management believes that there is significant value in the customer list and the trade name, but has not done separate valuation analysis. An impairment analysis will consider each potential sub component (customer list, workforce in place etc.) of the Goodwill recorded in accordance with the relevant accounting standards at least annually and more frequently should there be any financial or economic issues suggesting an impairment.

Assets Acquired and Liabilities Assumed

Assets Acquired	Fair Value
Cash	$58,455
Accounts Receivable	108,318
Receivable, Related Party	126,643
Fixed Assets,	548,552
Right of Use Asset	485,874
Total Assets	$1,327,842

Liabilities Assumed
Accounts payable	$46,278
Accrued Expenses	57,856
Bank line of credit	50,000
Vehicle Loans Payable	469,539
SBA Loan	423,000
Lease Liabilities	485,874
Total Liabilities	$1,532,547

Consideration Value
Cash	$1,249,248
Promissory Note	1,314,787
Total Purchase Price	2,564,035
Net Assets	54,006
Value of intangible assets	$2,510,029